CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included (or incorporated by reference) in this Form 10-K into the Company's previously filed
Registration Statements on form S-8 (File No. 33-27325, File No.
33-43808 and File No. 33-84106).


                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP



Chattanooga, Tennessee
March 26, 1997